VICTORY DIVIDE MINING COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

100,000,000 SHARES AUTHORIZED

CUSIP 92643M 20 0

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE OF

VICTORY DIVIDE MINING COMPANY

Transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar, Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

Dated

SECRETARY

PRESIDENT

RESTRICTED SECURITIES

COUNTERSIGNED AND REGISTERED
PacWest Transfer LLC
337 Gay St., P.O. Box 518, Washington, VA 22747

By

AUTHORIZED SIGNATURE

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT